Exhibit 99.19

December 23, 2024

PREMIUM RESOURCES AMENDS CONSULTING AGREEMENT WITH ALTITUDE CAPITAL PARTNERS

Toronto, Ontario, December 23, 2024 – Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) (“PREM” or the “Company”) announces, further to the Company’s news release dated October 17, 2024 (entitled “Premium Nickel Engages Altitude Capital Partners”), that it has entered into an amended and restated consulting agreement dated December 20, 2024 (the “Consulting Agreement”) with Altitude Capital Partners Inc. (“Altitude”) which is effective as of October 1, 2024.

The Consulting Agreement has a term of an initial term of six months. The Company has agreed to pay Altitude a reduced monthly fee of CAD$10,000. No stock options or other securities have been issued to Altitude or are issuable under the Consulting Agreement. The previously announced agreement with Altitude will be replaced in its entirety with the Consulting Agreement.

Under the terms of the Consulting Agreement, Altitude will provide the following services to the Company: providing capital market intelligence in respect of potential capital market strategies based on PREM’s present stage of development; review and analysis of strategic opportunities for PREM; examining sources of funding and future capital requirements; and analyzing market depth and opportunities for future financings.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PREM’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

For further information about Premium Resources Ltd., please contact:

Jaclyn Ruptash

Vice President, Communications and Government and Investor Relations

+1 (604) 770-4334

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Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to: the term length of engagement of Altitude; the global trend towards electrification and renewable energy; the significance of copper and nickel sources and the demand relating to energy and metals; and the objectives, goals and future plans of the Company, including the proposed advancement of the Selebi and Selkirk projects. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under PREM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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